Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-268682, 333-257817 and 333-237718 on Form S-8 of Sphere Entertainment Co. of our report dated August 18, 2023, relating to the financial statements of Madison Square Garden Entertainment Corp. appearing in the Annual Report on Form 10-K of Sphere Entertainment Co. for the year ended June 30, 2023.

/s/ Deloitte & Touche LLP

New York, New York
August 18, 2023
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